Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 23, 2006 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 59 as of April 30, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP

New York, New York
August 25, 2006